Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100345 and No. 333-136056) of American General Finance Corporation of our report dated February 23, 2007 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Chicago, Illinois

February 23, 2007

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